EXHIBIT 99.1

NEXSTAR MEDIA GROUP SHAREHOLDERS APPROVE ALL

PROPOSALS AT 2026 ANNUAL SHAREHOLDER MEETING

IRVING, Texas (June 16, 2026) – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or “the Company”) announced that at its 2026 Annual Shareholders’ Meeting shareholders voted to:

•
Elect all nominees to Nexstar’s Board of Directors;
•
Affirm the executive compensation of the Company’s Named Executive Officers;
•
Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and,
•
Approve the 2026 Long-Term Omnibus Incentive Plan.

The official voting results for each proposal voted on by shareholders is being filed with the Securities and Exchange Commission at www.sec.gov.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms. For more information, please visit nexstar.tv.

Investor Contacts:

Lee Ann Gliha

Executive Vice President and Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni or Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP and Chief Communications Officer

972/373-8800

gweitman@nexstar.tv

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